UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

AJS BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Federal	000-33405	36-4485429
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 687-7400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2005, the Board of Directors of AJS Bancorp, Inc. (the “Company”) amended the Company’s 2003 Stock Option Plan (the “Plan”) to eliminate “Limited Rights” from the Plan and any other feature that grants an option holder the right to receive a cash settlement of an option in circumstances that are not within the sole discretion of the Company. The Board determined to adopt these amendments in response to a recent interpretation of FAS 123(R) that would require reclassification as a “liability” and subsequent mark-to-market accounting, for any option or other award the settlement of which, in cash, is not in the sole discretion of the issuer of the option. Pursuant to Instruction 2 of Item 601(b)(10) of Regulation S-K, the amendments to the Plan will be filed as exhibits to the Company’s Annual Report on Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AJS BANCORP, INC.

DATE: January 4, 2006	By: /s/ Lyn G. Rupich
Lyn G. Rupich
President